Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BVR SYSTEMS (1998) LTD.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

16 Ha'Melacha Street, Park Afek
Rosh Ha'ayin, 48091 Israel
(Address of Registrant's principal executive offices)

BVR SYSTEMS (1998) LTD. SHARE OPTION PLAN FOR PURCHASE OF SHARES (2001)
(full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Tel: 302-738-6680
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

with a copy to:

Orly Tsioni, Adv.
Yigal Arnon & Co.
1 Azrieli Center
Tel Aviv 67021, Israel
(972-3) 608-7777

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Ordinary Shares	200,000	$0.24	$48,000	$6.08

1	In addition, in accordance with Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of shares as may become subject to options under the BVR Systems (1998) Ltd. Share Option Plan for Purchase of Shares (2001) as a result of the adjustment provisions therein.

2	The registration fee for Ordinary Shares which may be purchased upon exercise of outstanding options under the plan was calculated pursuant to Rule 457 (h) and pursuant to Section 6(b) of the Securities Act of 1933 as follows: average of high and low prices within 5 business days prior to the date of filing multiplied by .0001267.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed with the Securities Exchange Commission for the purpose of registering an additional 200,000 Ordinary Shares, par value NIS 1.00 each, of BVR Systems (1998) Ltd. (the “Registrant”), issuable pursuant to the Registrant’s Share Option Plan for Purchase of Shares (2001), as amended (the “Plan”). The Registrant’s earlier Registration Statement on Form S-8, filed on June 17, 2005, file number 333-125879, relating to 5,707,900 of its Ordinary Shares, par value NIS 1.00 each, issuable pursuant to the Plan is incorporated herein by reference. These additional 200,000 Ordinary Shares have become authorized for issuance under the Plan in accordance with the resolution of the Board of Directors of the Registrant adopted in their meeting held August 13, 2006.

Incorporation of Certain Information by Reference

        Pursuant to General Instruction E to Form S-8 the following documents filed by the Registrant are incorporated by reference in this registration statement.

    (a)        Registrant’s Registration Statement on Form S-8, filed on June 17, 2005, file number 333-125879.

    (b)        Registrant’s Annual Report on Form 20-F for the year ended December 31, 2005, filed on May 2, 2006, including any amendment or report subsequently filed by the Registrant for the purpose of updating the information contained therein.

    (c)        All other reports furnished by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since May 2, 2006 including our Report of Foreign Private Issuers on Form 6-K furnished on

Month	Filing Date

May 2006	May 31, 2006
June 2006	June 8, 2006
June 21, 2006
August 2006	August 14, 2006
September 2006	September 11, 2006
November 2006	November 14, 2006
November 20, 2006
December 2006	December 26, 2006
January 2007	January 10, 2007

Item 8.	Exhibits

Exhibit 5.1	Opinion of Yigal Arnon & Co.

Exhibit 23.1	Consent of Yigal Arnon & Co. (included in the opinion of Yigal Arnon & Co. filed as Exhibit 5.1 herein).

Exhibit 23.2	Consent of Somekh Chaikin, Certified Public Accountants.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Ha’ayin, State of Israel, on the 22 day of February, 2007.

BVR SYSTEMS (1998)LTD. By: /s/ Aviv Tzidon —————————————— Aviv Tzidon, Chairman of the Board of Directors

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aviv Tzidon, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of BVR Systems (1998) Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

(-) —————————————— Aviv Tzidon	Chairman of the Board of Directors	February 22, 2007

(-) —————————————— Ilan Gillies	Chief Executive Officer	February 22, 2007

(-) —————————————— Reuven Shahar	Chief Financial Officer	February 22, 2007

(-) —————————————— Uri Manor	Director	February 22, 2007

(-) —————————————— Ken Lalo	Director	February 22, 2007

(-) —————————————— Rimon Ben Shaul	Director	February 22, 2007

(-) —————————————— Haim Nisim as representative of Avi Leumi	Director	February 22, 2007

(-) —————————————— Nir Dor	Director	February 22, 2007

(-) —————————————— Orit Stav	Independent Director	February 22, 2007

(-) —————————————— Amnon Harari	Independent Director	February 22, 2007